Exhibit 23.3

LETTER OF CONSENT

Mr. Ryan Ellson

Chief Financial Officer

Gran Tierra Energy Inc.

200, 150 – 13th Avenue SW

Calgary, AB T2R 0V2

Dear Sir:

Re: Consent Letter – Registration Statement Form S-3

As the independent reserve engineers for Gran Tierra Energy Inc., McDaniel & Associates Consultants Ltd. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of our reserves report for Grand Tierra Energy Inc., containing our evaluation of Gran Tierra Energy Inc.’s oil and gas reserves and the oil and gas reserves of PetroAmerica Oil Corp. and PetroGranada Colombia Limited, each as of December 31, 2015, dated February 5, 2016 to the reference in this Registration Statement on Form S-3 of our evaluation of the oil and gas reserves of Gran Tierra’s acquisition of PetroLatina Energy Ltd., as of December 31, 2015, and to the reference of our firm in the Registration Statement.

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Cam Boulton, P. Eng.________________

Name: Cam Boulton, P. Eng.

Title: Vice President

Dated: August 1, 2016

Calgary, Alberta

CANADA

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6    Tel: (403) 262-5506    Fax: (403) 233-2744    www.mcdan.com